U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2007, the Board of Directors (the "Board") of American Capital Strategies, Ltd. (the "Company") voted to appoint John A. Koskinen as director of the Company. Mr. Koskinen was appointed to fill a vacancy on the Board and his term will expire at the 2007 Annual Meeting of Stockholders. There are no understandings or arrangements between Mr. Koskinen and any other person pursuant to which he was selected as a director. Mr. Koskinen was also appointed as a member of the Audit and Compliance Committee. As compensation for his Board service, Mr. Koskinen will receive an annual retainer fee and a fee for each meeting of the Board or each separate committee meeting attended. He is also entitled to participate in the Company's stock option and retention plans for disinterested directors. Additionally, Mr. Koskinen has never entered into a transaction, nor is there any proposed transaction, between Mr. Koskinen and the Company.

A copy of the press release issued by the Company on February 6, 2007 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit
99.1	Press Release, dated February 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: February 6, 2007	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary